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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 2002 Stock Incentive Plan, the 2001 Nonqualified Stock Option Plan, the 2001 Service Award Option Plan and the 1998 Stock Option Plan of SI International, Inc. of our report dated June 19, 2002, with respect to the consolidated financial statements and schedule of SI International, Inc. included in its Registration Statement (Form S-1 No. 333-87964) and related Prospectus, filed with the Securities and Exchange Commission.

                      /s/Ernst & Young LLP

McLean, Virginia
November 19, 2002

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  Exhibit 23.1